Exhibit 99.5


                                                                January 27, 2008


The Board of Directors
Advanced BioPhotonics Inc.
125 Wilbur Place, Suite 120
Bohemia, New York 11722

Gentlemen,

In light of today's decision by the Board of Directors to permanently furlough me from my position as the Chief Executive Officer of Advanced BioPhotonics Inc., I hereby resigned by all positions of as an Officer and Director of the Company effective immediately.

I have enjoyed working with this Board and I thank you for your support in the past.

Sincerely,


/s/ Denis A. O'Connor

Denis A. O'Connor